Exhibit 3.3

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES A PREFERRED STOCK
                                       OF
                          NORTHGATE INNOVATIONS, INC.,
                             a Delaware corporation

         The undersigned, Mike Chen, hereby certifies that:

         I. He is the duly elected and acting President and Secretary of Northgate Innovations, Inc., a Delaware corporation (the "Corporation").

         II. Pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has adopted the following resolutions creating a series of its Preferred Stock designated as Series A Preferred Stock:

         WHEREAS, Article Fourth of the Certificate of Incorporation of this Corporation authorizes the Board of Directors to designate and issue any or all shares of the Preferred Stock in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, for each such series, and the number of shares constituting any such series; and

         WHEREAS, the Corporation has not designated or issued any shares of Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to designate and fix the rights, preferences, privileges and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting and the designation of said series.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (the "Board") hereby fixes and determines the designations of, the number of shares constituting, and the rights, preferences, and privileges and restrictions relating to, a new series of preferred Stock as follows:

     1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Preferred Stock, $0.01 par value per share" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 1,350,000.

     2.   Dividends.

          (a) The holders of the Series A Preferred Stock shall be entitled, subject to the rights of any subsequently authorized series of Preferred Stock, to receive dividends at the rate of $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be non-cumulative and payable only when, as, and if declared by the Board of Directors; provided, however, that dividends shall be deemed to be

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               cumulative  solely for purposes of  determining  the  liquidation preference pursuant to Section 3(a) below.

          (b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $ 1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Preferred Stock shall have been paid or declared and set apart during that fiscal year.

     3. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of any subsequently authorized series of Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof the amount of $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on such share for each such share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment to the holders of the Series A Preferred Stock of the amounts set forth in Section 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

          (c) For purposes of this Section 3, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall not be treated as a liquidation, dissolution or winding up of the Corporation.

          (d) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

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     4.   Voting.  Except as  otherwise  required by law or as  provided  for in
          Section 6 below, the holder of shares of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Corporation and shall not be entitled to notice of any stockholders' meeting.

     5. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share but prior to any payment on such share of the liquidation payment provided in Section 3(a) hereof, at the office of the Corporation or any transfer agent for such stock, into 3.12828 of fully paid and nonassessable shares of Common Stock (the "Conversion Rate").

          (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate, upon the transfer by the holder of a share of Series A Preferred Stock to a holder other than the Corporation or a trustee of the Lan Plus Employee Stock Ownership Plan (the "ESOP"), including, without limitation any distribution of shares of Series A Preferred Stock to participants in the ESOP.

          (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Series A Conversion Rate for Certain Issues.

               (i) Special Definitions. For purposes of this Section 5(d), the following definitions apply:

                    (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

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                    (2)  "Original  Issue  Date"  shall mean the date on which a share of Series A Preferred Stock was first issued.

                    (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and
                         Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                    (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                           (A)      upon   conversion  of  shares  of  Series  A
                                    Preferred Stock;

                           (B) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements approved by the Board of Directors;

                           (C) as a dividend or distribution on Series A Preferred Stock;

                           (D)      for  which   adjustment   of  the  Series  A
                                    Conversion Price is made pursuant to Section
                                    5(e);

                           (E)      upon    conversion   of   any    Convertible
                                    Securities outstanding on of prior to the Original Issue Date; or

                           (F) upon exercise of any rights to acquire, options or warrants to subscribe for or purchase Common Stock outstanding on or prior to the Original Issue Date.

               (ii) Deemed Issue of Additional  Shares of Common  Stock.  In the
                    event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options (other than Options described in Section 5(d)(i)(4)(B) hereof) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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                    (1)  no further  adjustments in the Conversion Rate shall be
                         made   upon  the   subsequent   issue  of   Convertible
                         Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Rate computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Rate shall erect Common Stock previously issued upon conversion of the Series A Preferred Stock); and

                    (3) upon the expiration of any such Options, the Conversion Rate, to the extent in any way affected by or computed using such Options, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which retrain in effect) actually issued upon the exercise of such Options.

               (iii)Adjustment of  Conversion  Price upon Issuance of Additional
                    Shares of Common Stock. In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
                    Section 5(d)(iii)) without consideration or for a consideration per share less than the Fair Market Value of a share of Common Stock immediately prior to such issue, then and in such event, the Conversion Rate shall be increased, concurrently with such issue, to a number determined by multiplying the Conversion Rate prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Fair Market Value in effect immediately prior to such issuance. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding warrants, Options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of

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                    Common  Stock,  if so  convertible)  as of such date.  "Fair
                    Market Value" on any date means: (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;
                    (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board of Directors at such time for purposes of the ESOP.

               (iv) Determination of Consideration. For purposes of this Section
                    5(d), the consideration received, by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property. Such consideration shall:

                           (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                           (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as. determined in good faith by the Board; and

                           (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

               (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

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                           (A)      the  total  amount,   if  any,  received  or
                                    receivable    by    the    Corporation    as
                                    consideration  for the issue of such Options
                                    or Convertible Securities,  plus the minimum
                                    aggregate amount of additional consideration
                                    (as set  forth in the  instruments  relating
                                    thereto,  without  regard  to any  provision
                                    contained   therein   designed   to  protect
                                    against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by;

                           (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, bar reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

          (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 5(e) above), the Series A Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

          (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment

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               in  accordance  with the terms  hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          (h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred
               Stock: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in clauses (iii) and (iv) above; and (2) in the case of the matters referred to in clauses (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable. upon the occurrence of such event).

          (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion. `

          (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than

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               one share of Series A Preferred  Stock by a holder  thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of
               conversion   (as  determined  in  good  faith  by  the  Board  of
               Directors).

          (l) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     6. Protective Provisions. The Corporation shall not, without the vote or written consent by the holders of at least 66.67 % of the then outstanding shares of the Series A Preferred Stock, voting as a single class:

               (i) alter or change the rights, preferences or privileges of the shares of the Series A Preferred Stock in an adverse manner; or

               (ii) amend,  alter or repeal any provision of the  Certificate of
                    Incorporation in a manner adverse to the Series A Preferred Stock.

               (iii)create,  authorize,  offer or issue,  or obligate  itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) on parity with or senior to the Series A Preferred Stock with respect to its dividend or liquidation rights, preferences or privileges;

               (iv) increase  the  authorized  number  of  shares  of  Series  A
                    Preferred Stock;

7. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         RESOLVED FURTHER, that the President, and Vice-President and the Secretary or any Assistant Secretary of the Corporation are each authorized to execute, verify and file a certificate of designation of preferences of preferred stock in accordance with the General Corporation Law of the State of Delaware.

         III. The authorized number of shares of Preferred Stock of the Corporation is 5,000,000, of which 1,350,000 constitutes the Series A Preferred Stock, none of which has been issued.

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


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Preferences of Series A Preferred Stock on March 14, 2002.


                                        By: /s/ Mike Chen
                                        Name: Mike Chen
                                        Title:  President and Secretary


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